UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2021

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Dr.
Post Office Box 98510
Las Vegas, Nevada
(Address of principal executive offices)

89193-8510

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 27, 2021, the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 28, 2021 (the “Merger Agreement”), by and among Centuri Group, Inc. (“Centuri”), a wholly owned subsidiary of Southwest Gas Holdings, Inc. (the “Company”), Electric T&D Holdings LLC, a wholly owned subsidiary of Centuri (the “Buyer”), ETDH Merger Sub, Inc. (“Merger Sub” and together with Centuri and the Buyer, the “Company Parties”) and Drum Parent, Inc. (“Drum”) and OCM Drum Investors, L.P., as representative of certain stockholders and option holders of Drum (together with Drum, the “Seller Parties”) were completed. Pursuant to the Merger Agreement, Merger Sub will merge with and into Drum with Drum surviving as a wholly owned subsidiary of the Buyer (the “Merger”). As consideration for the Merger, Centuri paid an aggregate of $855 million in cash to the stockholders of Drum, subject to certain customary adjustments.

Drum is the parent company of Riggs Distler & Company Inc. (“Riggs Distler”), an electric services contracting company with major investor-owned electric utility customers in the Northeast and Mid-Atlantic regions, providing unionized installation and repair services to these utility customers. As a result of the Merger, Riggs Distler has become an indirect wholly owned subsidiary of Centuri. Centuri financed the purchase price with proceeds from the Term Loan Facility (as defined below under Item 2.03).

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2021 and is incorporated by reference herein.

Important Statement regarding the Merger Agreement. The Merger Agreement has been included to provide investors with information regarding terms of the Merger. It is not intended to provide any other factual information about the Company, Centuri, Drum, OCM Drum Investors, L.P. or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the

Merger Agreement instead of establishing these matters as facts or made for other purposes, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 27, 2021, Centuri and Centuri Canada Division Inc. (collectively, the “Borrowers”) entered into a second amended and restated credit agreement (the “Credit Agreement”) with Wells Fargo Securities, LLC and BofA Securities, Inc., as joint lead arrangers, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and the other lenders and agents party thereto. The Credit Agreement provides for a $1.145 billion term loan “B” facility (the “Term Loan Facility”) and a $400 million revolving credit facility (the “Revolving Credit Facility”). Subject to certain conditions, the capacity under the Term Loan Facility and the Revolving Credit Facility may be increased at Centuri’s option by an aggregate amount of up to the greater of (1) $300 million and Consolidated EBITDA as of the most recently ended four fiscal quarter period plus (2) an amount which, after giving pro forma effect to such increase, would not cause Centuri’s net leverage ratio to exceed 4.00 to 1.00. The obligations under the Credit Agreement are secured by present and future ownership interests in substantially all direct and indirect subsidiaries of Centuri, substantially all of the tangible and intangible personal property of each Borrower and certain of their direct and indirect subsidiaries (collectively, the “Guarantors”), and all products, profits and proceeds of the foregoing, and are guaranteed by the Guarantors. The Term Loan Facility matures on August 27, 2028 and the Revolving Credit Facility matures on August 27, 2026.

At Centuri’s option, interest rates for the Term Loan Facility and the Revolving Credit Facility are based on either a “base rate” or LIBOR, plus an applicable margin in either case. The Term Loan Facility is also subject to a LIBOR floor of 0.50%. Furthermore, Centuri Canada Division Inc. may borrow under the Revolving Credit Facility with interest rates based on either a “base rate” or CDOR plus the applicable margin, at the Borrower’s option. The margin for the Term Loan Facility will be 1.50% for base rate loans and 2.50% for LIBOR loans. The margin for the Revolving Credit Facility ranges from 0.0% to 1.25% for base rate loans and from 1.00% to 2.25% for LIBOR loans, depending on Centuri’s net leverage ratio.

The Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default. There are no financial covenants related to the Term Loan Facility. The Revolving Credit Facility requires Centuri to (i) maintain a maximum total net leverage ratio of 5.50 to 1.00 with a step-down to 4.75 to 1.0 on December 31, 2022 and a step-down to 4.00 to 1.00 on December 31, 2023; provided, however, Centuri may elect to increase the maximum total net leverage ratio up to 4.50 to 1.00 in connection with certain material acquisitions, which such increase shall be applicable for one year following the acquisition and (ii) maintain a minimum interest coverage ratio of 2.50 to 1.00.

Subject to certain exceptions, amounts outstanding under the Credit Agreement are required to be prepaid with (i) 100% of the net cash proceeds of the issuance or incurrence of debt by Centuri or any of its subsidiaries, (ii) 100% of the net cash proceeds of all non-ordinary course asset sales, insurance and condemnation recoveries and other asset dispositions by Centuri or any of its subsidiaries and (iii) 50% of the excess cash flow for each fiscal year of Centuri commencing with the fiscal year ending December 31, 2022, subject to 100% credit for any voluntary prepayments of the loans under the Credit Agreement and with a step down to 25% if Centuri’s total net leverage ratio is less than 4.00 to 1.00 but greater than 3.50 to 1.00 and 0% if Centuri’s total net leverage ratio is less than or equal to 3.50 to 1.0. All mandatory prepayments will be allocated first to amounts outstanding under the Term Loan Facility and second to amounts outstanding under the Revolving Credit Facility.

On August 27, 2021, Centuri made borrowings of $1.145 billion under the Term Loan Facility and Centuri Canada Division Inc. made borrowings of C$145 million under the Revolving Credit Facility in order (i) to finance the consideration payable under the Merger Agreement and to pay related fees and expenses, (ii) to refinance amounts outstanding under Centuri’s existing credit facility and certain indebtedness of Riggs Distler and its subsidiaries, and (iii) for other general corporate purposes. Any future borrowings under the Revolving Credit Facility will be used to refinance existing indebtedness and for working capital and other general corporate purposes.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The required historical financial statements of Drum Parent will be filed by an amendment to this Current Report on Form 8-K within 71 calendar days of the due date hereof.

(b) Pro Forma Financial Information

The required unaudited pro forma financial information of the Company will be filed by an amendment to this Current Report on Form 8-K within 71 calendar days of the due date hereof.

(d) Exhibits.

Exhibit No.	Description

2.1*	Merger Agreement, dated as of June 28, 2021, by and among Centuri Group, Inc., Electric T&D Holdings LLC, ETDH Merger Sub, Inc., Drum Parent, Inc. and OCM Drum Investors, L.P (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 29, 2021).

10.1	Credit Agreement with Wells Fargo Securities, LLC and BofA Securities, Inc., as joint lead arrangers, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, and the other lenders and agents party thereto.

104	Cover Page formatted in Inline XBRL.

*

The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

/s/ Gregory J. Peterson
Date: August 30, 2021	Gregory J. Peterson
Senior Vice President/Chief Financial Officer